UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 31, 2026

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4453 North First Street, Suite 100

San Jose, California 95134

(Address of principal executive offices)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.001 Par Value	RMBS	The NASDAQ Stock Market LLC (The NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of John Allen

On August 31, 2026, John Allen, Vice President, Accounting and Chief Accounting Officer of Rambus Inc. (the “Company”), provided notice of his decision to retire, including from his role as Principal Accounting Officer of the Company, effective as of September 8, 2026. Mr. Allen will remain employed by the Company through September 30, 2026 to provide support in the transition of his role. Mr. Allen’s retirement does not involve any disagreement with the Company related to its operations, policies or practices.

Appointment of William Taulbee

On August 31, 2026, the Company’s board of directors appointed William Taulbee to succeed Mr. Allen as Vice President and Chief Accounting Officer serving as the Company’s Principal Accounting Officer, effective as of September 8, 2026.

Mr. Taulbee, age 50, has served as the Company’s Vice President, Accounting since August 2026. He previously served as an Executive Partner at Gartner, Inc., advising Chief Audit Executives. From December 2019 to August 2025, Mr. Taulbee served in several roles as Vice President, Strategy & Transformation, Vice President Finance Strategy and Chief Audit Executive at Western Digital, a data storage company. Mr. Taulbee earned a BA in Business Administration from Western Michigan University in 1998.

There is no arrangement or understanding between Mr. Taulbee and any other person pursuant to which Mr. Taulbee was appointed Principal Accounting Officer. There are no family relationships between Mr. Taulbee and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Taulbee’s annual compensation consists of a base salary of $355,000, a target annual bonus of $142,000, a sign-on bonus of $175,000 to be paid over two years, and a restricted stock unit grant of $700,000 that vests annually over four years.

In accordance with the Company’s customary practice, the Company will enter into its standard form of indemnification agreement with Mr. Taulbee, which will require the Company to indemnify him against certain liabilities that may arise as a result of his status or service as an officer of the Company. Mr. Taulbee will also be eligible to participate in the Company’s benefits plans, policies, and arrangements applicable to other executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2026	Rambus Inc.

/s/ John Shinn
John Shinn
Senior Vice President and General Counsel